UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

Hallador Energy Company

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2025, Hallador Energy Company (the “Company”) received notice from David Hardie, a member of the Company’s Board of Directors (the “Board”), of his decision to resign from the Board, effective January 1, 2026. The Company thanks Mr. Hardie for his long-time service and valuable contributions as a member of the Board since 1989. Mr. Hardie’s resignation from the Board was not due to any disagreement with the Company on any matter related to its operations, policies or practices.

On January 2, 2026, the Board appointed Barbara Sugg to the Board, effective January 1, 2026, to fill the vacancy created by Mr. Hardie’s resignation. Ms. Sugg will serve as director until her term expires at the Company’s 2026 annual meeting of stockholders and, if elected at the annual meeting, until her successor has been duly elected and qualified. The Board did not appoint Ms. Sugg to any Board committee at this time. Ms. Sugg will receive compensation for her service as an independent director consistent with the Company's director compensation program for non-employee directors, as approved by the Board on December 23, 2026, which provides for:

●	a $200,000 annual retainer fee that will be paid: 50% in cash, 50% in restricted stock units (RSUs) to be granted under the Company’s Second Amended and Restated 2008 Restricted Stock Unit Plan
●	payment of the cash component of the annual retainer fees quarterly at the end of each quarter
●	grant of the RSU component of the annual retainer immediately after the annual shareholders’ meeting with a one-year vesting period, with the amount of restricted stock units granted based on the volume weighted average trading price for the 10 trading days prior to the annual meeting

There are no family relationships between Ms. Sugg and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Ms. Sugg or any other person and the Company or any of its subsidiaries pursuant to which she was appointed as a director of the Company. There are no transactions between Ms. Sugg or any of her immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 6, 2026, the Company issued a press release announcing the Board of Director changes described herein. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, and the text of such press release is incorporated herein by reference.

None of the information furnished in this Item 7.01 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release dated January 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hallador Energy Company

January 6, 2026	By:	/s/ BRENT K. BILSLAND
Brent K. Bilsland President and Chief Executive Officer

3